                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC  20549




                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)      September 30, 1996
                                                --------------------------------

                      Pegasus Aircraft Partners II, L.P.
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


        Delaware                        0-18387              84-1111757
--------------------------------------------------------------------------------
(State or Other Jurisdiction          (Commission            (IRS Employer
     Of Incorporation)                File Number)           Identification No.)


Four Embarcadero Center, Suite 3550, San Francisco, CA                  94111
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)



Registrant's telephone number, including area code          (415) 434-3900
                                                  ------------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5 Other Events

During March and May 1993, Pegasus Aircraft Partners II, L.P. (the "Partnership") leased its two Boeing 727-200 aircraft, to Kiwi International Air Lines, Inc. ("Kiwi"). The aircraft were originally purchased in 1989 (non-advanced) and 1990 (advanced) for purchase prices of $6,261,000 and $10,748,000 respectively (including related fees). The leases are operating leases which require monthly rental payments, in advance, in the amounts of $60,000 (Non-advanced) and $115,000 (Advanced). The terms of the leases were originally scheduled to expire on April 15, 1998 and June 30, 1998, respectively. In 1995, the leases were amended and extended to December 31, 1999. Kiwi is also obligated to make monthly payments of $250 per flight hour for maintenance reserve funds administered by the Partnership. During the terms of the leases Kiwi can request that the aircraft be hushkitted to obtain Stage 3 noise abatement for which the lease term will be reset to five years with lease payments increasing to amortize the cost of the hushkitting at the rate of approximately 2% per month. Alternatively, the Partnership can deem the hushkitting economically unfeasible at which point Kiwi can terminate the leases and return the aircraft. An affiliated partnership and affiliates of the Managing General Partner also own aircraft leased to Kiwi.

In connection with the delivery of the aircraft the Partnership expended $2,228,000 with respect to the 727 Advanced aircraft, of which $971,000 was capitalized and $1,257,000 represented maintenance costs which were paid out of funds received in a maintenance settlement with Dan-Air. Capitalized improvements of $743,000 were made with respect to the non-advanced aircraft.

The Partnership also received Kiwi stock and rights to warrants in connection with these leasing transactions. The Partnership is subject to significant restrictions on its ability to dispose of these securities. Based upon the price at which Kiwi sold similar securities to unrelated third parties, the Partnership originally recorded the securities at a value of $600,000. The securities were valued at $1,000 at September 30, 1996.

During 1994, the Partnership funded approximately $633,000 of costs related to maintenance of the Kiwi aircraft, including compliance with certain FAA airworthiness directives, $308,000 of which was scheduled to be repaid by Kiwi over a one-year period. In March 1996 Kiwi signed a promissory note ("Bellyskin Note") scheduling the repayment of this amount, with interest from February 1996 at 12% per annum, over eighteen months which began June 1, 1996.

In August 1996, the Partnership paid $1.9 million to hushkit the non-advanced 727 aircraft. The purchase price was funded out of cash reserves previously generated.

In June 1996, Kiwi agreed with the FAA to ground 25% of its fleet due to certain pilot training handbook deficiencies. In August 1996, Kiwi and the FAA resolved the deficiencies and Kiwi returned to full capacity. In addition to the FAA grounding, Kiwi was also negatively impacted by the market reaction to the ValuJet incident and as a result, did not meet its financial goals. In July 1996, an outside institutional investor contributed $4,000,000 in return for a convertible note due in March 1997, for up to 32% of Kiwi's common stock and two seats on Kiwi's Board of Directors. The investor has options to invest an additional $6,000,000 in convertible preferred stock which expires in March 1997. Existing shareholders (including directors and employees) were to be given the opportunity to make additional investments.

Kiwi requested and was granted by the Partnership a deferral of its August 1996 rental and July 1996 maintenance payments for the advanced aircraft and the July rental and June maintenance reserves with respect to the non-advanced aircraft. Kiwi was also unable to make its September rental and August maintenance payments for each aircraft and was placed in default by the Partnership

In late September, Kiwi proposed a restructuring of its obligations with certain creditors, including the Partnership, which the Partnership was reviewing. On September 30, 1996, Kiwi filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code ("Bankruptcy Code") and has not made any subsequent payments. Generally, under Section 1110 of the Bankruptcy Code, Kiwi has sixty days from the filing to cure all arrearages with respect to an aircraft lease or return the aircraft. The Kiwi leases account for approximately 17% of the Partnership's rental receipts and the aircraft had net book values aggregating approximately $8,300,000 (including the hushkit). Additionally the unpaid balance of the Bellyskin Note, plus interest was $290,000 at September 30, 1996. The Partnership currently holds maintenance deposits aggregating approximately $2.4 million, which the Partnership believes will not be sufficient to complete work required on the aircraft and the related engines to meet lease return conditions and make the aircraft marketable. Kiwi indicated that it is going to reduce its fleet in the short term, and it is likely that Kiwi will return one or both of the Partnership's aircraft. Further, Kiwi told the Partnership that, absent debtor in possession financing, it may cease operations. On Tuesday October 15,1996, Kiwi ceased scheduled flight operations while still exploring financial alternatives. The court granted the Partnership the right to retrieve its aircraft for safekeeping. It is likely that the Partnership will incur significant costs to re-lease the aircraft. Further, there could be a significant delay before the aircraft are redeployed. The long term impact of the Kiwi bankruptcy on the Partnership's ability to realize upon the value of its aircraft is not determinable at this time.

In mid-1996, Trans World Airlines Inc. ("TWA") offered to return the L-1011 aircraft it leases from the Partnership. The lease, which provided for monthly rental of $130,000, was originally scheduled to expire in September 1998. TWA agreed to pay the Partnership $2,846,000, which represents rents due under the remaining term of the lease, discounted at 5% plus $3,000,000 as an economic settlement for non-compliance with certain lease return conditions. The aircraft was returned and the amounts were paid on October 16, 1996. The Partnership is reviewing alternatives for the use of the proceeds received, including the use of the economic settlement to purchase an additional aircraft. It is likely that the Partnership will lease the engines that were a part of the L-1011 separately and sell the airframe for parts.

The L-1011 aircraft was originally purchased in 1990 for $18,205,000 (including related fees) and had a net book value of $6,176,000 at September 30, 1996.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                Pegasus Aircraft Partners II, L.P. (Registrant)
                                By:  Air Transport Leasing, Inc.
                                     Administrative General Partner

Dated:  October 16, 1996        By:  /s/ Joseph P. Ciavarella
                                     ---------------------------
                                     Joseph P. Ciavarella
                                     Vice President, Treasurer and
                                     Chief Financial and Accounting Officer